Exhibit 99.1

Molina Healthcare Agrees to Acquire Florida Medicaid Assets from First Coast Advantage

DORAL, Fla.--(BUSINESS WIRE)--August 8, 2014--Molina Healthcare, Inc. (NYSE: MOH) announced today that its wholly owned subsidiary Molina Healthcare of Florida, Inc. has entered into a definitive agreement with First Coast Advantage, LLC to acquire certain assets related to First Coast Advantage’s Medicaid business. As a part of the transaction, Molina Healthcare of Florida will assume First Coast Advantage’s Medicaid contract and certain provider agreements for Region 4 of the Statewide Medicaid Managed Care (SMMC) Managed Medical Assistance (MMA) Program in the State of Florida. The closing of the transaction is subject to the satisfaction of customary closing conditions, including obtaining approval for the transaction from the Florida Agency for Health Care Administration (AHCA).

First Coast Advantage, a provider-owned Provider Service Network affiliated with the University of Florida Jacksonville Healthcare and UF Health Jacksonville, provides health care coverage to approximately 65,500 individuals. In 2013, First Coast Advantage was awarded a contract to participate in the MMA program for Region 4, which includes Baker, Clay, Duval, Flagler, Nassau, St. Johns and Volusia counties.

“We will be very excited to welcome First Coast Advantage’s members to Molina Healthcare and look forward to partnering with the University of Florida Health Care Network and Shands providers at the closing of this transaction,” said David Pollack, president of Molina Healthcare of Florida. “We are committed to providing high quality care for our members, and would be proud to bring our innovative care model to serve the population of Northeast Florida.”

Molina Healthcare of Florida was one of several managed care organizations selected by AHCA to participate in the MMA Program for Palm Beach, Miami-Dade, Orange, Brevard, Osceola, St. Lucie, Seminole, Indian River, Martin, Okeechobee and Monroe counties. Molina Healthcare of Florida also participates in Florida’s Long-Term Care Program in Miami-Dade, Monroe, Pasco, Pinellas, Hillsborough, Polk, Manatee, Hardee and Highland counties.

In addition to Medicaid and Medicare, Molina Healthcare of Florida offers certified Qualified Health Plans to individuals on the Florida Health Insurance Exchange in the non-group health insurance marketplace and participates in Miami-Dade, Broward and Palm Beach counties. Molina Healthcare, Inc. administers two primary care clinics in the state in Riviera Beach and West Palm Beach through its affiliate American Family Care, Inc.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation, Molina currently serves approximately 2.3 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” regarding the proposed transaction between First Coast Advantage and our Florida health plan. All of our forward-looking statements are based on our current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to: the satisfaction or waiver of closing conditions for the transaction, successfully transitioning and integrating First Coast Advantage’s members into our health plan, attrition in membership pending the completion of and following the transition, maintaining provider relations, accurately estimating incurred but not reported medical costs with respect to this new population, and the possibility that the transaction will not be completed on a timely basis or at all. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our company website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Leigh Woodward, 562-528-5056
Public Relations
or
Juan José Orellana, 562-435-3666
Investor Relations